Exhibit 10.4

DOW HOLDINGS INC.

2019 STOCK INCENTIVE PLAN

Section 1. Purpose and Prior Plan Awards

(a)    General. The purpose of the Dow Holdings Inc. 2019 Stock Incentive Plan is (i) to help Dow Holdings Inc. and its Affiliates retain, attract, and motivate their officers, employees, consultants, independent contractors, advisors, and/or directors and (ii) to provide incentives linked to the growth and success of the Company’s businesses and to increases in Company shareholder value. This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

(b)    Impact on Awards Issued under Prior Plans. Except as otherwise provided by the Committee or in an Award agreement, Employer Method Awards shall remain in effect pursuant to their existing terms, and to the relevant terms of the applicable Prior Plans.

Section 2. Definitions

For purposes of the Plan, capitalized terms have the meaning provided below, or, if not provided below, as provided elsewhere in the Plan:

“Age and Service Requirements” shall mean the attainment of age 55 and the completion of at least 10 years of service with the Company and its Affiliates.

“Affiliate” means (a) any Subsidiary or (b) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company.

“Award” means an award that is granted under the Plan. For the avoidance of doubt, the term “Award” includes an award granted under the Plan to a Shareholder Method Award Holder pursuant to Section 5(a)(ii) hereof and the Employee Matters Agreement.

“Award Cycle” means a period of consecutive fiscal years, or portions thereof, over which Performance Awards are to be earned.

“Board” means the Board of Directors of the Company.

“Cause” means termination of employment for any of the following reasons, as determined by the Company or employing Affiliate: unsatisfactory attendance; unsatisfactory performance which is willful, deliberate, or the result of carelessness or negligence; dishonesty (including, but not limited to, falsification of reports or the unauthorized removal or misuse of Company property); theft; unethical conduct; lying; insubordination (including, but not limited to, willful negligence or refusal to carry out instructions); violation of Company work or safety rules; disclosure of confidential information about the Company; unauthorized possession of firearms; violation of a substance abuse policy; and evidence of commission of a felony, or any other reason determined by the Company or the employing Affiliate.

“Change in Control” means the occurrence of the earliest of the following events:

(a)    One person or a group acquires stock that, combined with stock previously owned, controls more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, if any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of Treas. Regs. Section 1.409A-3(i)(5)(vi)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the ownership of the Company;

(b)    During any twelve-month period, either (i) any person or group acquires stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company, or (ii) the majority of the Board is replaced by persons whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election; or

(c)    During any twelve-month period, a person or a group acquires assets of the Company having a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the Company’s assets immediately before such acquisition(s). For purposes of this definition, a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (1) a stockholder of the Company in exchange for or with respect to its stock; (2) a corporation, fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly by the Company; (3) a person or more than one person acting as a group that owns fifty percent (50%) or more of the stock of the Company or (4) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3).

“Child” means a person who is either the natural or legally adopted child of a Participant or a Participant’s legal spouse.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto, and the rulings and regulations issued thereunder.

“Committee” means the Committee described in Section 3.

“Common Stock” means common stock of the Company, par value $[●] per share, and such other securities of the Company as may be substituted for Common Stock under the terms of the Plan.

“Company” means Dow Holdings Inc., a Delaware corporation, and any successor thereto.

“Continuous Service” means that the Participant’s service with the Company and its Affiliates, whether as an officer, employee, consultant, independent contractor, advisor, or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company and its Affiliates or a change in the entity for which the Participant renders such service shall not constitute a termination of the Participant’s Continuous Service; provided, however, that if the entity for which such Participant is rendering services ceases to be an Affiliate of the Company, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such entity ceased to be an Affiliate. To the extent permitted by law, the Committee shall have the authority to determine whether a termination of Continuous Service has occurred in the case of (i) any leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.

“Director” means a member of the Board.

“Disability” or “disabled” means, except as provided in Section 15(k), a Participant’s inability to perform the essential functions of their position, as a result of a physical or a mental condition, as determined by the Committee.

“Dividend Equivalents” mean an amount payable in cash or Common Stock, as determined by the Committee, with respect to an Award of Restricted Stock or Restricted Stock Units equal to what would have been received if the shares underlying the Award had been owned by the Participant.

“Domestic Partner” means a person who, together with a Participant, meets the following requirements:

a.	the two people live together on the determination date;

b.	the two people are not legally married to other persons;

c.	the two people are each other’s sole domestic partner in a committed relationship similar to a legal marriage and with the intent to remain in the relationship indefinitely;

d.	each of the two people shall be legally competent and able to enter into a contract;

e.	the two people are not related to each other in a way which would prohibit legal marriage;

f.	in entering the relationship with each other, neither of the two people are acting fraudulently or under duress;

g.	the two people are financially interdependent with each other;

h.

evidence satisfactory to the Committee is provided that the two people are registered as domestic partners or partners in a civil union in a state or municipality or country that legally recognizes such domestic partnerships or civil unions; and

i.	both people have signed a statement acceptable to the Committee that has been provided to the Committee.

“Eligible Individuals” means officers, employees, consultants, independent contractors, advisors, and Directors of the Company or any Affiliate. Notwithstanding the foregoing, a person who would otherwise be an Eligible Individual shall not be an Eligible Individual in any jurisdiction where such person’s participation in the Plan would be unlawful.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of [●], by and among DowDuPont Inc., Dow Holdings Inc., and Corteva, Inc., as amended.

“Employer Method Award” means each award granted under a Prior Plan that is held by an Employer Method Award Holder where the shares underlying such award are converted into shares of Common Stock on the Transaction Date, as provided by the Committee pursuant to the requirements of the Employee Matters Agreement.

“Employer Method Award Holder” means each person who, as of the Transaction Date, has an outstanding Award under a Prior Plan and (a) is employed by the Company and its Subsidiaries or (b) whose last employment with DowDuPont Inc. and its Affiliates was with The Dow Chemical Company and its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Exercise Price” means (a) in the case of Stock Options, the price specified in the applicable Award agreement as the price-per-share at which shares of Common Stock may be purchased pursuant to such Stock Option or (b) in the case of Stock Appreciation Rights, the price specified in the applicable Award agreement as the price-per-share used to calculate the amount payable to the Participant upon exercise of such Stock Appreciation Right.

“Effective Time” has the meaning set forth in Section 16(a).

“Fair Market Value” means, on any date, except as otherwise provided by the Committee the closing market price of a share of Common Stock, as reported on the consolidated transaction reporting system for New York Stock Exchange issues on such date or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded. In the event the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

“Outside Director” means a Director who qualifies as independent for purposes of the NYSE listing rules and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

“Participant” means (a) an Eligible Individual who is granted an Award under the Plan, (b) an Employer Method Award Holder, and (c) if applicable, as determined by the Committee, a Shareholder Method Award Holder who is granted an Award under the Plan in accordance with the requirements of, and subject to the provisions of, the Employee Matters Agreement.

“Performance Awards” means Awards granted under Section 9.

“Performance Goals” means the performance goals established in connection with the grant of Performance Awards.

“Plan” means the Dow Holdings Inc. 2019 Stock Incentive Plan, as set forth herein and as amended from time to time.

“Prior Plan” means (a) the Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan, (b) the Dow Chemical Company 1988 Award and Option Plan, (c) the Dow Chemical Company Amended and Restated 2003 Non-Employee Directors’ Stock Incentive Plan, (d) The E. I. du Pont de Nemours and Company Equity Incentive Plan, and (e) The E. I. du Pont de Nemours and Company Stock Performance Plan.

“Restricted Stock ” means shares of Common Stock issued under the Plan subject to restrictions specified in the applicable Award agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver shares of Common Stock, cash, or other property upon the attainment of specified vesting or performance conditions, as specified in the applicable Award agreement.

“Shareholder Method Award” means a “Shareholder Method Award” or “Shareholder Method Other Award”, as such terms are defined in the Employee Matters Agreement.

“Shareholder Method Award Holder” means each person who holds a Shareholder Method Award.

“Stock Appreciation Right” or a “SAR” means an Award granted under Section 7.

“Stock Option” means an Award granted under Section 6.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

“Substitute Award” means an Award granted under Section 4(d).

“Transaction Date” means the “MatCo Distribution Date”, as such term is defined in the Separation and Distribution Agreement, dated as of [●], by and among DowDuPont Inc., Dow Holdings Inc., and Corteva, Inc., as amended.

Section 3. Administration

(a)    Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed solely of Outside Directors numbering no fewer than two and shall be appointed by and serve at the pleasure of the Board.

(b)    Powers. Subject to the terms of the Plan, the Committee shall have the authority to take any and all actions that it determines to be necessary or advisable in connection with the administration of the Plan, including, without limitation, to:

(i)

determine who is an Eligible Individual and select the Eligible Individuals to whom Awards may from time to time be granted, the type or types of Awards to be granted to such Eligible Individual, and the number of Awards to be granted and the number of shares of Common Stock or dollar amount to which an Award will relate;

(ii)

determine the terms and conditions of any Award granted hereunder, including but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, and the vesting or performance conditions applicable to the Award;

(iii)

modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, the content of Performance Goals, vesting conditions, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(iv)	determine whether, to what extent, and under what circumstances, Common Stock, cash, and other amounts payable with respect to an Award shall be deferred;

(v)

determine whether, to what extent, and under what circumstances (A) an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or (B) an Award may be canceled, forfeited, or surrendered;

(vi)

determine whether, to what extent, and under what circumstances Awards may be transferred, notwithstanding restrictions and limits on the transfer of Awards set forth in the Plan and in any Award agreement;

(vii)	determine the extent to which adjustments are required pursuant to Section 4(c);

(viii)

determine whether conditions and events described in the Plan or in Award agreements are satisfied, including whether a Participant is Disabled or retired, whether a Change in Control has taken place, and whether a Participant has been involuntarily terminated;

(ix)

determine and apply such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards, as provided under Section 14 of the Plan or under the terms of an Award agreement;

(x)	adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(xi)	prescribe and amend the terms of the Award agreements and the terms of or form of any document or notice required to be delivered to the Company by Participants;

(xii)	interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award agreement relating thereto) and define terms not otherwise defined in the Plan or an Award agreement;

(xiii)	make exceptions to any provision of the Plan or Award agreement if the Committee in good faith determines that it is appropriate to do so;

(xiv)	make and approve corrections in the documentation or administration of any Award;

(xv)

adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of jurisdictions outside of the United States in which the Company or any Affiliate may operate; and

(xvi)	make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)    Actions and Interpretations by the Committee. The Committee may act only by a majority of its members then in office. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award agreement, and all decisions and determinations with respect to the Plan are final, binding, and conclusive on all parties. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, by the Company’s or an Affiliate’s accountant, attorney, consultant, or other professional retained by the Company or the Committee to assist in the administration of the Plan.

(d)    Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or market or quotation system on which the Company is traded, listed, or quoted, the Committee may delegate to any subcommittee composed of one or more directors (who need not be members of the Committee), and/or to one or more officers of the Company, all or any portion of the Committee’s responsibilities under Section 3(b) above, including but not limited to the authority to grant Awards to Eligible Individuals; provided that any resolution delegating authority to grant Awards shall specify the maximum number of shares of Common Stock underlying Awards that may be granted pursuant to such delegated authority; provided, further that no such officer shall designate himself or herself as a recipient of any Awards granted pursuant to such delegated authority. Notwithstanding the foregoing, no delegation may be made by the Committee that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. The Committee may also delegate any or all aspects of the administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents. The acts of delegates under this Section 3(d) shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any delegation may be revoked by the Committee at any time.

(e)    Action by the Board. Any authority granted to the Committee under the Plan may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

Section 4. Common Stock Subject to Plan

(a)    Shares and Cash Available. Shares of Common Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. The number of shares of Common Stock and cash available under the Plan are described in this Section 4, subject to adjustment as provided in Section 4(c).

(1)    The maximum aggregate number of shares of Common Stock that may be delivered pursuant to (A) Awards granted under the Plan and (B) Employer Method Awards shall be [●] shares.

(2)    If, after the Effective Time, any Award (including for this purpose any Employer Method Award) (A) is forfeited or otherwise expires, terminates, or is canceled without the delivery of all shares of Common Stock subject thereto, or (B) is settled other than by the delivery of shares of Common Stock (including by cash settlement), then, in the case of clauses (A) and (B), the number of shares of Common Stock subject to such Award that were not issued shall again become available to be delivered pursuant to Awards under the Plan; provided that the following shares of Common Stock shall not again become available to be delivered pursuant to Awards under the Plan:

(i)    shares of Common Stock tendered or withheld upon the exercise of a Stock Option to cover the exercise price;

(ii)    shares of Common Stock subject to a stock-settled Stock Appreciation Right that are not issued upon the net settlement of such award; and

(iii)    shares of Common Stock tendered or withheld by the Company to satisfy any tax withholding obligation with respect to any Award.

(3)    For the purpose of calculating the maximum number of shares that may be issued pursuant to all Awards (including determining the amount of shares that are added back to the Plan pursuant to this Section 4(a)): (i) every one share underlying a Stock Option or Stock Appreciation Right (including any Employer Method Award that would be a Stock Option or Stock Appreciation Right if granted under the Plan) shall count as one share; and (ii) every one share underlying Restricted Stock, Restricted Stock Units, or any other full-value Award (including any Employer Method Award that would be a Restricted Stock, Restricted Stock Unit or other full-value Award if granted under the Plan) shall count as [●] shares.

(b)    Individual Award Limits. Subject to adjustment as provided in Section 4(c), the following limits apply:

(1)    the maximum aggregate number of shares of Common Stock subject to Awards granted in any one fiscal year to any Participant who is not a non-employee Director shall be 3,000,000 shares; and

(2)    the maximum aggregate number of shares of Common Stock subject to Awards granted in any one fiscal year to any non-employee Director shall be 15,000 shares; provided, however, that in the fiscal year in which a non-employee Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate number of shares of Common Stock subject to Awards granted in such year to such non-employee Director shall be 30,000 shares.

(c)    Adjustments. Upon the occurrence of any of the events listed in the last sentence of this Section 4(c), the Committee or Board may make substitutions or adjustments in (1) the aggregate number and kind of shares reserved for issuance under the Plan, (2) the individual Award limits set forth in Section 4(b), (3) the number, kind, and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, (4) the number and kind of shares subject to other outstanding Awards granted under the Plan, and/or (5) such other equitable substitution or adjustments as it may determine to be appropriate; provided, however, that the number of shares of Common Stock subject to any Award shall always be rounded down to the nearest whole number. The actions described in the preceding sentence may be taken if the Committee or Board determines that there has been (i) a change in corporate capitalization (such as a stock split or a reverse stock split), (ii) a corporate transaction, merger, consolidation, separation (including a spin off), or other distribution of stock or property of the Company, (iii) an extraordinary cash dividend, (iv) any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or (v) any partial or complete liquidation of the Company.

(d)    Substitute Awards. The Committee may grant Awards under the Plan (each, a “Substitute Award”) in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of a business or entity that is acquired by, or whose assets are acquired by, the Company. The Committee may direct that the Substitute Award be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate option spread as of the closing date of any such transaction in a manner that complies with Section 409A of the Code. Delivery of shares of Common Stock subject to Substitute Awards shall not count against the maximum number of shares of Common Stock available for delivery under the Plan set forth in Section 4(a) or the individual award limits set forth in Section 4(b).

Section 5. Eligibility; Awards Generally

(a)    Eligibility for Awards.

(i)    General. The Committee may grant Awards under the Plan to Eligible Individuals. The Committee’s selection of a person to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time.

(ii)    Shareholder Method Award Holder. The Committee shall grant Awards under the Plan to Shareholder Method Award Holders in accordance with the requirements of, and subject to the provisions of, the Employee Matters Agreement.

(b)    Types of Awards. Awards may be made under the Plan in the form of (1) Stock Options, (2) Stock Appreciation Rights, (3) Performance Awards, (4) Restricted Stock, (5) Restricted Stock Units, and (6) other stock-settled or cash-settled awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards.

(c)    Minimum Vesting Condition. Any Restricted Stock or Restricted Stock Unit that vests based on the achievement of Performance Goals will be subject to an Award Cycle of at least twelve months from the date of grant. Any Restricted Stock or Restricted Stock Unit that vests solely based on continued service to the Company and its Affiliates will be subject to a vesting period of at least 36 months from the date of grant, but may be subject to pro-rata vesting over such period. Notwithstanding the foregoing, (A) the Committee may provide for the satisfaction and/or lapse of all vesting conditions under any such Award in the event of the Participant’s death, disability, retirement or termination of Continuous Service or in connection with a Change in Control, and (B) the Committee may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding the foregoing, up to 5% of the aggregate number of shares of Common Stock authorized for issuance under the Plan as set forth in Section 4(a)(1) may be issued pursuant to Restricted Stock and/or Restricted Stock Units without respect to the 12-month or 36-month restrictions described in this Section 5(c).

(d)    Non-Transferability. Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Stock Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Committee, the person to whom an Award is initially granted may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Committee provides for such transferor and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the transferor’s Continuous Service shall continue to be determined with reference to the transferor’s Continuous Service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 5(d), and the responsibility to pay any taxes in connection with an Award shall remain with the transferor notwithstanding any transfer other than by will or intestate succession.

(e)    Conditions Upon Shares Subject to Awards. The Committee may provide that the Common Stock issued upon exercise of a Stock Option or Stock Appreciation Right or otherwise issued upon settlement of an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to such exercise or settlement, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon such exercise or settlement (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

Section 6. Stock Options

(a)    Grant. The Committee shall have the authority to grant Stock Options to any Eligible Individual. All stock options granted pursuant to the Plan shall be non-qualified stock options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. The date of grant of a Stock Option shall occur no earlier than the date the Committee approves such grant to an Eligible Individual, determines the number of shares of Common Stock to be subject to such Stock Option, and specifies the material terms and provisions of such Stock Option. Stock Options shall be evidenced by Award agreements, the terms and provisions of which may differ.

(b)    Award Terms. Stock Options granted under the Plan shall be subject to the following terms and conditions, as well as any additional terms and conditions as the Committee shall deem desirable:

(1)

Option Term. The Committee shall determine the stated term of each Stock Option granted under the Plan. No Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

(2)

Exercise Price. The Committee shall determine the Exercise Price applicable to Stock Options granted under the Plan. The Exercise Price applicable to a Stock Option shall not be less than the Fair Market Value of one share of Common Stock on the date of grant, except in connection with a Substitute Award that is a Stock Option, to the extent consistent with Section 409A of the Code.

(3)

Method of Exercise. Any Stock Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Option shall be deemed exercised when the Company or the Company’s designee designated to accept notice of exercise receives: (i) written or electronic notice of exercise (in accordance with the Award agreement) from the person entitled to exercise the Stock Option specifying the number of Shares to be purchased and (ii) full payment for the Shares (in a form permitted under Section 6(b)(4)) with respect to which the Stock Option is exercised.

(4)

Payment of Exercise Price. The exercise price of any Stock Option may be paid in cash or such other method as determined by the Committee, to the extent permitted by applicable law, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under a Stock Option, the delivery of previously owned shares of Common Stock, or the withholding of shares of Common Stock deliverable upon exercise.

(c)    No Repricing; No Reload Grants. Except for adjustments pursuant to Section 4(c), at any time when the Exercise Price of a Stock Option exceeds the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval, reduce the Exercise Price of such Stock Option or exchange such Stock Option for a new Award with a lower (or no) Exercise Price or for cash. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(d)    No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of a Stock Option or any shares of Common Stock subject to a Stock Option until the Participant has become the holder of record of such shares.

Section 7. Stock Appreciation Rights

(a)    Grant. The Committee may grant Stock Appreciation Rights to any Eligible Individual. The date of grant of a Stock Appreciation Right shall occur no earlier than the date the Committee approves such grant to an Eligible Individual, determines the number of shares of Common Stock to be subject to such Stock Appreciation Right and specifies the material terms and provisions of such Stock Appreciation Right. Stock Appreciation Rights shall be evidenced by Award agreements, the terms and provisions of which may differ.

(b)    Award Terms. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions, as well as any additional terms and conditions as the Committee shall deem desirable:

(1)

Term. The Committee shall determine the stated term of each Stock Appreciation Right granted under the Plan. No Stock Appreciation Right shall be exercisable more than ten years after the date of grant.

(2)

Exercise Price. The Exercise Price applicable to a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the date of grant, except in connection with a Substitute Award that is a Stock Appreciation Right, to the extent consistent with Section 409A of the Code.

(3)

Exercise and Settlement. Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock, or a combination thereof, in value equal to (1) the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the applicable Exercise Price, multiplied by (2) the number of shares of Common Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(4)

Tandem SARs. Stock Appreciation Rights may be granted to Participants from time to time in tandem with or as a component of Stock Options granted under the Plan (“Tandem SARs”). Upon exercise of a Tandem SAR as to some or all of the shares covered by the grant, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Stock Option is exercised as to some or all of the shares covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by such option exercise. Any Stock Appreciation Right granted in tandem with a Stock Option may be granted at the same time such Stock Option is granted or at any time thereafter before exercise or expiration of such Stock Option. All Tandem SARs shall have the same exercise price as the Stock Option to which they relate.

(c)    No Repricing. Except for adjustments pursuant to Section 4(c), at any time when the Exercise Price of a Stock Appreciation Right exceeds the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval, reduce the Exercise Price of such Stock Appreciation Right and shall not exchange such Stock Appreciation Right for a new Award with a lower (or no) Exercise Price or for cash.

(d)    No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of a Stock Appreciation Right or any shares of Common Stock subject to a Stock Appreciation Right until the Participant has become the holder of record of such shares.

Section 8. Restricted Stock and Restricted Stock Units

(a)    Grant. The Committee may grant Awards of Restricted Stock or Restricted Stock Units to any Eligible Individual, subject to such terms and conditions as may be determined by the Committee. Awards of Restricted Stock Units may be settled in cash, shares of Common Stock, or a combination thereof. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by Award agreements, the terms and provisions of which may differ.

(b)    Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(c)    Dividends and Dividend Equivalents. Participants who hold Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares of Restricted Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Unless otherwise provided in the Award agreement, during the period prior to shares being issued in the name of a Participant under any Award of Restricted Stock Units, the Company shall pay or accrue Dividend Equivalents on each date dividends on Common Stock are paid, subject to such conditions as the Committee may deem appropriate. The time and form of any such payment of Dividend Equivalents shall be specified in the Award agreement. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the Award Cycle with respect to Awards of Restricted Stock or Stock Units that are subject to Performance Goals, and no dividends or Dividend Equivalents will be paid with respect to performance-based Restricted Stock or shares underlying performance-based Stock Units that do not vest.

Section 9. Performance Awards

(a)    Grant. The Committee may condition the vesting or value of an Award upon the achievement of one or more Performance Goals, which such Award shall constitute a Performance Award for purposes of the Plan. The Committee may grant Performance Awards to any Eligible Individual. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. Performance Awards shall be evidenced by Award agreements, the terms and provisions of which may differ.

(b)    Settlement. At the expiration of the Award Cycle, the Committee shall evaluate the Participant’s and/or the Company’s performance in light of any Performance Goals for such Performance Award, and shall determine the number of shares of Common Stock (or other applicable payment measures) that have been earned by the Participant. The Committee shall then cause to be delivered (1) a number of shares of Common Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (2) cash equal to the product of (x) the Fair Market Value as of the date of settlement multiplied by (y) such number of Performance Shares determined to have been earned, as the Committee shall elect.

Section 10. Other Awards

Subject to the provisions of the Plan, the Committee, may grant Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, fully vested Common Stock, deferred stock units, and dividend equivalents. Such Awards may be granted either alone or in conjunction with other Awards granted under the Plan and may settle in cash, shares of Common Stock or a combination thereof. Each such Award shall be confirmed by, and be subject to, the terms of an Award agreement.

Section 11. Change in Control

(a)    No Assumption or Continuation of Awards. Unless otherwise expressly provided in (i) the Award agreement, (ii) an employment agreement or similar written agreement with the Company or any of its Affiliates, or (iii) the definitive transaction agreement governing such Change in Control, in the event of a Change in Control in which the acquiring or surviving company does not assume or continue outstanding Awards upon the Change in Control, all outstanding Awards that are not assumed or continued shall be treated as follows:

(i)    Stock Options and Stock Appreciation Rights shall become fully vested and exercisable as of immediately prior to the Change in Control;

(ii)    Restricted Stock and Restricted Stock Units shall become fully vested as of immediately prior to the Change in Control; and

(iii)    Performance Awards shall become fully vested at target performance levels as of the Change in Control.

(b)    Vesting of Assumed or Continued Awards. Unless otherwise expressly provided in (i) the Award agreement, (ii) an employment agreement or similar written agreement with the Company or any of its Affiliates, or (iii) the definitive transaction agreement governing such Change in Control, in the event of a Change in Control in which the acquiring or surviving company does assume or continue outstanding Awards upon the Change in Control, if the Participant’s Continuous Service is involuntarily terminated within 24 months after a Change in Control:

(i)    Stock Options and Stock Appreciation Rights shall become fully vested as of the termination date, and exercisable no later than 30 days following such termination date;

(ii)    Restricted Stock and Restricted Stock Units shall become fully vested as of such termination date, and shall be delivered no later than 30 days following such termination date; and

(iii)    Performance Awards shall become fully vested at target performance levels as of such termination date, and shall be delivered no later than 30 days following such termination date.

(c)    Cancellation of Awards. Notwithstanding Sections 11(a) and 11(b), in the event of a Change in Control, the Committee may in its discretion provide that outstanding Awards, whether vested or unvested, shall be cancelled in exchange for cash and/or other consideration with a value equal to (i) for Stock Options or Stock Appreciation Rights, the excess, if any, of the Fair Market Value of the shares underlying such Award on the date of such Change in Control over the aggregate exercise price; provided that, if the Fair Market Value of a share on such date does not exceed the per share exercise price, the Committee may cancel such Stock Option or Stock Appreciation Right for no consideration and (ii) for all other Awards, the Fair Market Value of the shares underlying such Award on the date of such Change in Control.

Section 12. Amendment and Termination

(a)    The Board may amend, alter or discontinue the Plan and the Committee may amend or alter any Award agreement made under the Plan but, except as provided pursuant to the provisions of Section 4(c) or Section 11, no such amendment shall be made without the approval of the shareholders of the Company where such approval is required by applicable law or the NYSE listing rules.

(b)    Notwithstanding Section 12(a), no amendment or alteration to the Plan or an Award agreement shall be made which would impair the rights of the holder of an Award without such holder’s consent; provided that, no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Section 13. Unfunded Status of Plan

The Plan is an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 14. Recoupment of Awards

The Committee shall establish such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards. Pursuant to such policies and procedures, among other things, the Committee may require forfeiture of an Award, repayment of an Award (or proceeds therefrom), or recoupment from other payments otherwise due to the Participant or beneficiary.

Section 15. General Provisions

(a)    Compliance with Laws. The Plan, the Awards thereunder, and the obligation of the Company to deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Affiliates shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Stock Option or Stock Appreciation Right shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

(b)    Non-U.S. Participants. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

(c)    No Limit on Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(d)    No Right to Employment, Reelection or Continued Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, and its Affiliates to terminate any Participant’s employment, service on the Board or service for the Company and its Affiliates at any time or for any reason not prohibited by law, nor shall the Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment or service contract with the Company, or any Affiliate. Subject to Section 12, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company and its Affiliates.

(e)    Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Committee, shares of Common Stock.

(f)    Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary (including a trust beneficiary) to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised. In the event a Participant fails to designate a beneficiary, or if for any reason the designation is legally ineffective, or if no designated beneficiary survives to the date that distribution is payable, any amount due under the Plan to the Participant shall be payable, in the following order: (1) to the Participant’s legal spouse or Domestic Partner; (2) to the Participant’s surviving Children in equal shares; or (3) to the Participant’s estate. Upon the divorce of a Participant, a prior designation of a legal spouse as a beneficiary shall be automatically null and void, and the Plan shall not be liable to the former spouse.

(g)    Affiliate Employees. In the case of a grant of an Award to any employee of an Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.

(h)    Electronic Signatures. For purposes of the Plan, a document shall be considered to be executed if signed electronically pursuant to procedures approved by the Company.

(i)    Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of choice or conflict of laws that would otherwise refer to the laws of another jurisdiction.

(j)    Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k)    Section 409A.

(1)    It is intended that the provisions of the Plan and the Awards granted hereunder avoid the adverse consequences under Section 409A of the Code, and all provisions of the Plan and any Award shall be construed and interpreted in a manner consistent with that intent.

(2)    No Participant or creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except as required by applicable law. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(3)    If an Award is subject to Section 409A of the Code and payment is due upon a termination of employment or service, payment shall only be made if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code.

(4)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code) and (B) an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.

(5)    If an Award is subject to Section 409A of the Code and payment is due upon a Participant’s Disability, payment shall be made upon a determination by the Committee that the Participant is disabled within the meaning of Treas. Reg. § 1.409A-3(i)(4).

(6)    Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treas. Reg. § 1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any other purpose.

(7)    Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

Section 16. Term of the Plan

(a)    Effective Time. The Plan shall be effective as of the date it is approved by the Company’s shareholders by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote with respect to the Plan’s approval (the “Effective Time”). If the Plan is not approved by the shareholders of the Company, the Plan and any awards granted under the Plan shall be null and void.

(b)    Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Time. Unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.